Exhibit 99.1

RadNet Acquires Gleamer, Making RadNet’s DeepHealth the Largest Provider of Radiology Clinical AI Solutions Worldwide

o	Based in Paris, France, Gleamer serves over 700 customer contracts worldwide with a broad portfolio of FDA-cleared and CE-marked solutions for musculoskeletal, breast, lung and neurologic applications.
o	Gleamer’s leadership in routine imaging, and particularly X-ray, is unparalleled through the breadth and scale of its cloud-first AI solutions.
o	DeepHealth, combined with Gleamer’s solutions will provide the industry’s most comprehensive portfolio of native clinical AI solutions and services across all core imaging modalities.
o	Gleamer achieved an Annual Recurring Revenue (“ARR”) [i] compound annual growth rate exceeding 90% from 2022 through 2025 and is expected to reach approximately $30 million ARR in 2026.
o	The acquisition will augment DeepHealth’s global commercial sales force and add a strong research and development team who have developed, commercialized and delivered solutions to support over 25 clinical indications.
o	Deploying Gleamer’s solutions should drive cost efficiencies and improve patient care within RadNet by the third quarter of 2026.

LOS ANGELES and PARIS — March 2, 2026 — RadNet, Inc. (NASDAQ: RDNT) (“RadNet”), a U.S. leader in outpatient diagnostic imaging services, announced today it has acquired Gleamer SAS (“Gleamer”), a leading radiology AI company based in Paris, France, to be integrated into DeepHealth, RadNet’s wholly owned subsidiary. The acquisition further expands DeepHealth’s AI-powered health informatics solutions and services, making it the largest provider of radiology clinical AI solutions worldwide.[ii]

With more than 130 professionals, Gleamer is a fast growing, cloud-first, radiology AI company serving more than 700 customer contracts in 44 countries in Europe and beyond. Its broad multimodality portfolio of FDA-cleared and CE-marked clinical AI and workflow solutions for musculoskeletal, breast, lung and neurologic applications is designed to improve quality of care while reducing the radiologist workload. Gleamer’s customers include hospitals, imaging centers and healthcare systems, and its cloud platform drives a SaaS ARR business model.

Dr. Howard Berger, President and CEO of RadNet, commented: “As imaging volumes continue to rise amid an accelerating shortage of radiologists worldwide, reengineering high-volume workflows — particularly routine imaging such as X-ray, Ultrasound and Mammography — is becoming essential to sustaining access, efficiency and quality of care. For radiologists and providers, the key lies in advancing automated exam prioritization and draft reporting. The acquisition of Gleamer uniquely positions DeepHealth to expand its impact across routine imaging and high-impact acute diagnostic care and accelerate the delivery of automated diagnostics.”

The integration of Gleamer’s portfolio with DeepHealth’s clinical AI suites of solutions for breast, chest, neuro, prostate and thyroid creates a comprehensive portfolio unrivalled by any other radiology AI company. The combined portfolio supports screening, detection, interpretation and follow-up across many of the most prevalent cancer types, as well as neurodegenerative and musculoskeletal conditions, including trauma and chronic conditions. With the inclusion of Gleamer’s products, DeepHealth is now the worldwide leader in clinical AI solutions across MR, CT, X-ray, Mammography and Ultrasound modalities.

“Joining DeepHealth marks an exciting new chapter for our business and team members,” said Christian Allouche, Co-Founder and CEO of Gleamer. “Our team has been driven by a mission to improve patient care and access, and we are proud of the impact we have had on our customers and patients worldwide. By combining our AI capabilities, product portfolio and strong commercial team with that of DeepHealth, we are poised to shape the future of intelligent imaging at scale.”

“We welcome Gleamer’s team and capabilities into DeepHealth,” said Kees Wesdorp, President andCEO of RadNet’s Digital Health Division, DeepHealth. “This acquisition brings together two leaders on strong growth trajectories to create a new standard of AI-powered care. By building on our combined strengths, we are redefining how imaging is delivered, at scale, with intelligence and automation, to advance access and efficiency while improving experiences and outcomes for patients and providers worldwide.”

Gleamer’s capabilities in automated reporting, already deployed in Europe, combined with DeepHealth’s AI and informatics portfolio, bring clinical, generative and agentic AI and imaging informatics together into an integrated offering. With this extensive expertise, DeepHealth is uniquely positioned to enable more standardized interpretation, automated draft reporting and scalable diagnostic pathways.

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Additionally, deploying Gleamer’s radiology AI and workflow capabilities across RadNet’s imaging network is expected to create measurable productivity gains, particularly in x-ray, which accounts for almost 25% of RadNet’s imaging volume. RadNet intends to implement an end-to-end AI-enabled workflow that begins with triaging critical findings to accelerate the interpretation of the most urgent cases. The acquisition will also accelerate the introduction of draft reporting capabilities, allowing radiologists to increase reading volumes with greater accuracy and standardization. This approach will enable RadNet to optimize internal resource utilization, resulting in improved operational and cost efficiencies.

This acquisition is structured as an all-cash transaction, including a post-closing milestone, and is valued at a purchase price of up to €230 million. The valuation is reflective of Gleamer’s multi-year high recurring revenue growth, cloud-native gross margins, industry-leading customer retention rates, and its wide portfolio inclusive of four FDA-cleared and six CE-marked devices supporting 25+ indications.

Media Event and European Congress of Radiology Details

RadNet and DeepHealth will hold a dedicated media event on Monday, March 2, at 1 p.m. Eastern Time / 10 a.m. Pacific Time/ 7 p.m. Central European Time, to further expand on this announcement. Journalists are invited to participate using this link - https://edge.media-server.com/mmc/p/4pza4nct/.

DeepHealth will be showcasing its comprehensive integrated portfolio of native solutions and services this week at the European Congress of Radiology (ECR), 2026 taking place in Vienna, between March 4-7, 2026, at Booth #506 in Hall X5.

Investor Call Details

On Thursday, March 5, 2026, investors are invited to join a dedicated conference call and presentation to hear more details about the Gleamer transaction and have the opportunity to ask questions at 7:30 a.m. Pacific Time/10:30 am. Eastern Time/4:30 p.m. Central European Time by dialing 1-877-300-8521. International callers can dial 1-412-317-6026. There will also be simultaneous and archived webcasts available at https://viavid.webcasts.com/starthere.jsp?ei=1754074&tp_key=f33cfae0ea [viavid.webcasts.com].An archived replay of the call will also be available and can be accessed by dialing 1-844-512-2921 from the U.S., or 1-412-317-6671 for international callers using the passcode: 10207004

About RadNet, Inc.

RadNet, Inc. is a leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of owned and/or operated outpatient imaging centers. RadNet’s markets include Arizona, California, Delaware, Florida, Indiana, Maryland, New Jersey, New York and Texas. In addition, RadNet provides radiology information technology and artificial intelligence solutions marketed under the DeepHealth brand, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry. Together with contracted radiologists, and inclusive of full-time and per diem employees and technologists, RadNet has over 11,000 team members. Learn more at radnet.com.

About DeepHealth

DeepHealth is a wholly owned subsidiary of RadNet, Inc. (NASDAQ: RDNT) and serves as the umbrella brand for RadNet’s Digital Health segment. DeepHealth provides AI-powered health informatics with the aim of empowering breakthroughs in care through imaging.

DeepHealth leverages advanced AI for operational efficiency and improved clinical outcomes in breast, chest, neuro, prostate and thyroid health. At the heart of DeepHealth’s portfolio is a cloud-first operating system – DeepHealth OS – that unifies data across the clinical and operational workflow and personalizes AI-powered workspaces for everyone in the radiology continuum. Thousands of imaging centers and radiology departments around the world use DeepHealth solutions to enable earlier, more reliable and more efficient disease detection, including in large-scale cancer screening programs. DeepHealth’s human-centered, intuitive technology aims to push the boundaries of what’s possible in healthcare. https://deephealth.com

About Gleamer

Founded in 2017, Gleamer considers AI to be a key solution for addressing the sharp rise in demand for medical imaging, stemming from the challenges of an ageing population, the increasing prevalence of chronic diseases, and the problems of access to healthcare. The company's suite of AI-powered solutions, across X-ray, Mammography, CT and now, MRI, supports radiologists and clinicians in their diagnoses, thereby improving reliability and reducing the time taken to read and process examinations. The relevance and exceptional performance of these solutions have been recognized worldwide thanks to 60 publications in highly regarded peer-reviewed journals. With 30+ million exams analyzed across over 2,250 locations, spanning 44 countries, Gleamer’s solutions are now widely acclaimed within the medical imaging industry. www.Gleamer.ai.

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Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as: “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “possible,” “predict,” “project,” “seek, “should,” “target,” “will” or “would,” the negative of these words, and similar references to future periods. Examples of forward-looking statements include statements regarding the anticipated benefits of the acquisition, the impact of the acquisition on RadNet’s business and future financial and operating results and prospects and the amount and timing of synergies from the acquisition are based on the current estimates, assumptions and projections of RadNet, and are qualified by the inherent risks and uncertainties surrounding future expectations generally, all of which are subject to change. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties, many of which are beyond RadNet’s control.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations and assumptions regarding the future of RadNet’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of RadNet’s control. RadNet’s actual results and financial condition may differ materially from those indicated in the forward-looking statements as a result of various factors. None of RadNet, Gleamer SAS any of their respective directors, executive officers, or advisors, provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur, or if any of them do occur, what impact they will have on the business, results of operations or financial condition of RadNet. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on RadNet’s business and the ability to realize the expected benefits of the acquisition. Risks and uncertainties that could cause results to differ from expectations include, but are not limited to: (1) the ability to recognize the anticipated benefits of the acquisition, which may be affected by, among other things, the ability of RadNet or Gleamer SAS to maintain relationships with its vendors, customers, providers and retain its management and key employees, (2) the ability of RadNet to achieve the synergies contemplated by the acquisition or such synergies taking longer to realize than expected, (3) costs related to the acquisition, (4) the ability of RadNet to execute successfully its strategic plans, including the ability to achieve anticipated annual recurring revenue, (5) the ability of RadNet to promptly and effectively integrate Gleamer SAS into its business, (6) the risk of litigation related to the acquisition, (7) the diversion of management’s time and attention from ordinary course business operations to integration matters, and (8) the risk of legislative, regulatory, economic, competitive, and technological changes. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere. Additional information concerning risks, uncertainties and assumptions can be found in RadNet’s filings with the Securities and Exchange Commission (the “SEC”), including the risk factors discussed in RadNet’s most recent Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and future filings with the SEC.

Forward-looking statements included herein are made only as of the date hereof and, except as required by applicable law, RadNet does not undertake any obligation to update any forward-looking statements, or any other information in this communication, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in them which become apparent. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.

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RadNet Contacts

Jane Mazur
Senior Vice President, Corporate Communications
+1 585-355-5978
jane.mazur@radnet.com

Mark Stolper
Executive Vice President and Chief Financial Officer
+1 310-445-2800

DeepHealth Media Contact

Andra Axente
Integrated Communications Leader
+31614440971
andra.axente@deephealth.com

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i The Company defines Annual Recurring Revenue (ARR) as a key subscription economy metric representing the predictable, normalized annualized value of contracted recurring revenue generated from customers from active customer contracts. ARR includes subscription fees, recurring support fees, and contracted usage charges and excludes one-time, non-recurring fees such as, implementation, hardware sales, professional services, consulting and one-off training. ARR is a non-GAAP measure and does not represent GAAP revenue recognized over time.

ii DeepHealth and Gleamer have a combined installed base of 2,700+ customer contracts across more than 50 countries, a comprehensive portfolio including 26 FDA-cleared and 22 CE-marked devices supporting 75+ indications, and a global footprint with 550+ employees across four continents. DeepHealth with Gleamer together anticipate achieving ARR approaching or exceeding $140 million by the end of 2026. We believe that these metrics make DeepHealth the leader in providing clinical radiology AI solutions worldwide.

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